Exhibit 99.1

News Release
CRESTWOOD MIDSTREAM PARTNERS LP
700 Louisiana Street, Suite 2550
Houston, TX 77002
www.crestwoodlp.com

Crestwood Midstream Announces Second Quarter 2014 Financial and Operating Results

HOUSTON, TEXAS, August 6, 2014 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) reported today its financial results for the three months ended June 30, 2014.

“Crestwood’s second quarter 2014 results showed continued quarterly improvement, posting an 11% increase in Adjusted EBITDA over the first quarter 2014, and a 29% increase over the third quarter 2013, which was the initial quarter we reported combined results following our merger last year,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “During the quarter, our three operating segments and key assets in the Marcellus, Bakken and Barnett shale plays all delivered better performance due to improving volume growth on our systems and higher demand for our services. In fact, we achieved record natural gas and crude oil volumes through our systems during the quarter. As a result, our cash distribution coverage ratio increased to 0.96 times quarterly distributions paid for the second quarter, which is an important 2014 goal for the partnership.”

Financial and Operating Highlights (1)

	Three Months Ended
$ Millions	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Adjusted EBITDA (2)	$109.7	$98.9	$90.9	$85.3
Net income (loss)	$11.7	$5.5	$(42.3)	$11.6
Distributable cash flow (2)	$81.5	$70.3	$64.3	$64.3
Distribution coverage ratio (3)	0.96x	0.83x	0.76x	0.82x
Natural gas volumes (MMcf/d)	3,049	2,982	2,833	2,706
Crude oil volumes (MBbls/d)	200	152	140	83

(1)	Following the Crestwood-Inergy merger completed in October 2013, Crestwood restated its combined financial and operating results to the beginning of the third quarter 2013. Where appropriate, we have compared second quarter 2014 results to first quarter 2014 or third quarter 2013 for purposes of providing more meaningful disclosure to investors. In addition, results discussed herein do not include the natural gas liquids (“NGL”) business and the Gulf Coast natural gas storage and transportation assets owned by Crestwood Equity Partners LP.
(2)	Adjusted EBITDA and distributable cash flow are non-GAAP measures. Please refer to the financial tables accompanying this release for reconciliation to GAAP.
(3)	Represents distributable cash flow divided by cash distribution declared for the quarter with respect to our limited partners units. This calculation does not include the impact of any non-cash distributions on preferred securities we have issued.

-more-

NEWS RELEASE

•	Adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”) totaled $109.7 million in the second quarter 2014, an 11% sequential increase over the first quarter 2014 and a 29% increase over the third quarter 2013.

•	Net income (loss) for the three months ended June 30, 2014, March 31, 2014 and December 31, 2013 included non-cash accruals of $6.5 million, $2.1 million, and $31.4 million, respectively, related to an earn-out premium associated with the acquisition of the Marcellus gathering system from Antero Resources (“Antero”) in 2012.

•	Distributable cash flow increased to $81.5 million in the second quarter, a 16% increase from first quarter 2014, resulting in continued improvement of the cash distribution coverage ratio to 0.96x for the second quarter 2014.

•	Crestwood announced a quarterly cash distribution of $0.41 per common unit, or $1.64 per common unit on an annualized basis. The announced distribution will be paid on August 14, 2014, to common unitholders of record as of the close of business on August 7, 2014.

•	Crestwood completed an important long-term financing in the second quarter 2014 by raising $500 million of new equity capital through the issuance of $300 million of Class A preferred units, with an additional $200 million of Class A preferred units to be issued by September 30, 2015. The additional equity resulted in an improved leverage ratio, another 2014 goal of the partnership, and will provide sufficient growth capital for the remainder of 2014 and well into 2015.

2014 Guidance

Based on Crestwood’s first half 2014 results, we have revised our estimate of full year 2014 Adjusted EBITDA to a range of $440 million to $460 million as compared to the original estimate of $465 million to $510 million. This change is largely the result of a slower than forecast ramp up of Bakken crude oil volumes at the COLT Hub and the Arrow gathering system primarily due to the colder than normal winter of 2013-14 and its impact on crude production and drilling activities. Additionally, the revised estimate reflects delays in achieving certain expected merger integration cost savings and operational synergies during the first half of 2014. Crestwood’s revised full year 2014 distributable cash flow estimate is now $320 million to $340 million as compared to the original estimate of $330 million to $360 million due to lower cash interest payments and the expected receipt of customer deficiency payments.

Second Quarter 2014 Financial and Operating Segment Results

Gathering and processing segment EBITDA totaled $51.0 million in the second quarter, compared to $48.2 million in the first quarter 2014, excluding the impact of the non-cash accrual for the Antero earn-out which has now been fully accrued and will be paid in the first quarter 2015. Natural gas gathering volumes increased 7% to a record 1,213 million cubic feet per day (“MMcf/d”) during the second quarter compared to the first quarter, based on a 10% increase in Marcellus shale volumes and 24% increase in Barnett dry volumes.

NEWS RELEASE

Storage and transportation segment EBITDA totaled $37.8 million during the second quarter 2014 compared to $36.8 million in the first quarter 2014. The increase resulted from higher revenues from usage fees on our firm natural gas storage and transportation contracts and increased revenues on interruptible transportation revenues due to increased Marcellus shale producer activity and increased locational basis spreads in the Northeast.

NGL and crude services segment EBITDA totaled $34.7 million during the second quarter 2014, a 32% sequential increase from $26.3 million in the first quarter 2014. The increase was primarily attributable to higher gathering volumes of crude oil, natural gas and produced water on the Arrow system, which increased 27%, 44% and 53%, respectively, over the first quarter 2014. Additionally, rail loading volumes at the COLT Hub increased to 112 thousand barrels per day (“MBbls/d”) in the second quarter 2014, a 14% sequential increase over the first quarter.

Corporate expenses include general and administrative expenses not allocated to the operating segments above. Corporate expenses during the second quarter 2014 totaled $21.3 million, compared with $24.1 million in the first quarter 2014. The decrease was attributable to lower significant transaction-related expenses, which totaled $1.5 million in the second quarter 2014 compared with $5.8 million in the first quarter 2014, partially offset by increased non-cash equity compensation expense.

Project Update / Business Outlook

Marcellus Shale

In the rich gas southwest portion of the Marcellus Shale, Antero’s active drilling program and the completion of several Crestwood gathering and compression projects in recent months drove increased volumes. In the eastern area of dedication, the Stark compressor station was completed in July 2014, increasing total system gathering capacity to 750 MMcf/d. The Banner compressor station is expected to be completed in the fourth quarter 2014 increasing gathering capacity to approximately 875 MMcf/d. Gathering volumes in the second quarter 2014 totaled 585 MMcf/d, an increase of 10% over the first quarter and 41% over the second quarter 2013. Gathering volumes in July 2014 have averaged more than 655 MMcf/d and we continue to expect that gathering volumes will increase to approximately 750 MMcf/d by the end of 2014. During the second quarter of 2014, we also completed an additional 120 MMcf/d compressor station in Antero’s western development area leading to total compression volumes of 471 MMcf/d in the second quarter, a 5% increase from the first quarter 2014 and 65% over the second quarter 2013.

In the dry gas northern portion of the Marcellus Shale, our storage and transportation assets continued to operate at record volume levels during the second quarter 2014 as a result of increasing regional production. Firm storage and transportation services increased 14% over the first quarter 2014 to 1.6 billion cubic feet per day. As a result of an open season held earlier in 2014, customer precedent agreements for an additional 117,000 dekatherms per day (“Dth/d”) of firm capacity on these systems have been executed and are expected to begin in the first quarter of 2015 following the installation of additional compression capacity on the systems.

NEWS RELEASE

Bakken Shale

Production continues to increase in the Bakken Shale, following the harsh winter that negatively impacted our first quarter 2014 results and led to the downward revision to Crestwood’s original 2014 guidance. In the second quarter 2014, Crestwood’s Bakken crude business handled a combined total of 200 MBbls/d, up 32% from the first quarter 2014.

Arrow crude oil gathering volumes averaged 56 MBbls/d, natural gas gathering volumes averaged 29 MMcf/d and produced water gathering averaged 19 MBbls/d, up 27%, 44%, and 53%, respectively, over the first quarter 2014. Gathering volumes of crude oil, natural gas and produced water in July 2014 averaged 60 MBbls/d, 37 MMcf/d, and 20 MBbls/d, respectively. Due to increased producer drilling and completion activities in the second quarter, 36 wells were connected to the Arrow system, compared to 9 in the first quarter, and we expect an additional 43 wells to be connected to our system in the second half of 2014.

Crude-by-rail loadings at our COLT Hub continued to increase, with second quarter volumes of 112 MBbls/d, up 14% over the first quarter, and pipeline deliveries of 9 MBbls/d. We are on schedule to complete an additional release and departure track at the COLT Hub in the fourth quarter 2014, which will increase the capacity for our customers to load additional unit trains. The COLT Hub is contracted on a take-or-pay basis and in the second quarter 2014 we recognized $3.8 million of deficiency payments in distributable cash flow under these contracts.

During the second quarter 2014, we completed the acquisition of another Bakken trucking business which expands our crude oil and produced water trucking business to 48 MBbls/d. In addition, we acquired 10 MBbls/d of firm transportation capacity on Tesoro’s High Plains crude oil pipeline, which is being expanded and connects our Arrow system and COLT Hub. The expansion capacity is expected to be placed into service in September 2014.

Powder River Basin (PRB) Niobrara

Expansion of the Jackalope gas gathering system and construction of the 120 MMcf/d Bucking Horse gas processing plant remains on schedule to be completed in the fourth quarter 2014. Gas gathering volumes on the Jackalope system in the second quarter 2014 were 44 MMcf/d and were constrained due to third-party processing limitations. Under Jackalope’s cost of service structure, gathering fees in 2014 have been increased substantially to offset lower than expected volumes on the Jackalope system. Chesapeake continues to operate three drilling rigs on the Jackalope acreage and has developed an inventory of approximately 36 drilled but uncompleted wells available to be connected to the system when the Bucking Horse plant is placed in service. Recently, Chesapeake and RKI announced an acreage exchange resulting in a more concentrated acreage position owned by Chesapeake in the Jackalope gathering area. As part of that announcement, Chesapeake announced favorable drilling results in the area and the plan to potentially increase drilling activity on the dedicated area in 2015.

NEWS RELEASE

Crestwood’s 50%-owned Douglas crude rail terminal, located approximately eight miles from the Bucking Horse plant, was converted to unit train service in May 2014. Chesapeake’s crude production volumes continue to increase at the facility and have recently loaded up to 11 MBbls/d in the later part of July. The terminal is being expanded to provide up to 20 MBbls/d of unit train rail loading capacity and to include 240,000 barrels of working storage capacity by the end of 2014.

Barnett Shale

Gas gathering volumes on our Barnett Shale systems increased 13% to 439 MMcf/d in the second quarter compared to 387 MMcf/d in the first quarter 2014. This increase was largely attributable to a 24% increase in dry gas volumes to 264 MMcf/d in the second quarter due to new wells connected, increased gas lift volumes, lower wellhead pressures and additional volumes received from third-party pipelines. Second quarter gathering volumes in the rich gas areas were flat with first quarter 2014 volumes due to lower wellhead operating pressures and enhanced recovery that offset production decline rates. We have recently entered into an incentive gathering fee arrangement with Quicksilver Resources which should lead to increased drilling and volumes from new acreage dedications. We expect Quicksilver to run at least one drilling rig in the Barnett throughout the remainder of 2014 and continue to optimize well performance to minimize natural production declines.

Delaware/Permian

Crestwood completed a 20 MMcf/d expansion of its Willow Lake processing facility in July 2014 and expects gas volumes to ramp up from increased drilling activity by Legend Production Holdings, LLC and other area producers during the second half of 2014. In the second quarter 2014, the Willow Lake facility handled gas volumes of 6 MMcf/d being developed from the Bone Spring 2 formation in Eddy County, New Mexico.

Capital Spending and Liquidity

Growth capital expenditures and joint venture contributions for the six months ended June 30, 2014 totaled approximately $191 million, including pipeline laterals and compression equipment in the Marcellus Shale, expansion of the COLT Hub and Arrow gathering system in the Bakken, and construction of the Bucking Horse processing facility in the PRB Niobrara. Capital spending and joint venture contributions for the full year 2014 are forecasted to total between $425 million and $450 million, including approximately $20 million for maintenance capital projects.

At June 30, 2014, Crestwood had approximately $1,871 million of debt outstanding, composed primarily of $1,450 million of fixed-rate senior notes and approximately $412 million outstanding under its revolving credit facility. The revolving credit facility has a maximum borrowing capacity of $1.0 billion and matures in 2019. As noted above, Crestwood has $200 million of remaining equity commitment available under its $500 million Class A preferred equity commitment as well as $300 million of common units available for issuance under an at-the-market (“ATM”) offering program.

NEWS RELEASE

Conference Call

Management will host a conference call for investors and analysts of Crestwood today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) which will be broadcast live over the Internet. Investors may participate in the call either by phone or audio webcast.

By Phone:	Dial 719-457-2689 at least 10 minutes before the call and ask for the Crestwood Earnings Call. A replay will be available until August 20, 2014 by dialing 888-203-1112 and using the access code 7830581#.

By Webcast:	Connect to the webcast via the “Presentations” page in the Investor Relations section of Crestwood’s website at www.crestwoodlp.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call for 90 days.

Non-GAAP Financial Measures

Adjusted EBITDA and adjusted distributable cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows include, without limitation, the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in crude oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas and crude oil volumes produced within proximity of Crestwood assets; failure or delays by customers in achieving expected production in their oil and gas projects; competitive conditions in the industry and their impact on our ability to connect supplies to Crestwood gathering, processing and transportation assets or systems; actions or inactions taken or non-performance by third parties, including suppliers,

NEWS RELEASE

contractors, operators, processors, transporters and customers; the ability of Crestwood to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact Crestwood’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness, of either company, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K and the most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Crestwood does not assume any obligation to update these forward-looking statements.

About Crestwood Midstream Partners LP

Houston, Texas, based Crestwood (NYSE: CMLP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation and terminalling of NGLs; and gathering, storage, terminalling and marketing of crude oil.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP)(“Crestwood Equity”) is a master limited partnership that owns the general partner interest, the incentive distribution rights and an approximate 4% limited partner interest of Crestwood. In addition, Crestwood Equity’s operations include a natural gas storage business in Texas and an NGL supply and logistics business that serves customers in the United States and Canada.

CONTACT

Mark Stockard

Vice President, Investor Relations

832-519-2207

mstockard@crestwoodlp.com

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NEWS RELEASE

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CRESTWOOD MIDSTREAM PARTNERS LP (FORMERLY INERGY MIDSTREAM, L.P.)

Consolidated Statements of Operations

(in millions, except unit and per unit data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended
	2014	2013(a)	2014	2013(a)	March 31, 2014	December 31, 2013	September 30, 2013
Revenues:
Gathering and processing	$82.7	$46.5	$161.3	$93.3	$78.6	$76.0	$47.0
Storage and transportation	45.4	5.5	89.7	5.5	44.3	42.5	42.1
NGL and crude services	543.5	3.1	953.4	3.1	409.9	243.5	23.5
Related party	4.1	25.0	8.3	50.6	4.2	4.0	27.5

	675.7	80.1	1,212.7	152.5	537.0	366.0	140.1
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below):
Gathering and processing	7.8	6.2	15.5	12.9	7.7	5.9	5.3
Storage and transportation	3.8	0.4	7.0	0.4	3.2	4.3	4.0
NGL and crude services	497.7	0.9	873.9	0.9	376.2	219.8	9.7
Related party	9.8	7.8	20.8	14.6	11.0	10.3	7.6

	519.1	15.3	917.2	28.8	398.1	240.3	26.6
Expenses:
Operations and maintenance	32.7	13.4	60.7	26.4	28.0	25.2	21.7
General and administrative	21.3	11.0	45.4	18.8	24.1	36.7	25.2
Depreciation, amortization and accretion	54.9	20.9	105.7	38.3	50.8	48.3	35.1

	108.9	45.3	211.8	83.5	102.9	110.2	82.0
Other operating income (expense):
Goodwill impairment	—	—	—	—	—	—	(4.1)
Gain on long-lived assets	1.1	—	1.6	—	0.5	1.0	4.4
Loss on contingent consideration	(6.5)	—	(8.6)	—	(2.1)	(31.4)	—

Operating income (loss)	42.3	19.5	76.7	40.2	34.4	(14.9)	31.8
Earnings (loss) from unconsolidated affiliates, net	(1.5)	—	(1.6)	—	(0.1)	0.3	(0.4)
Interest and debt expense, net	(29.0)	(12.5)	(57.1)	(23.9)	(28.1)	(28.0)	(19.5)

Income (loss) before income taxes	11.8	7.0	18.0	16.3	6.2	(42.6)	11.9
Provision (benefit) for income taxes	0.1	0.3	0.8	0.7	0.7	(0.3)	0.3

Net income (loss)	11.7	6.7	17.2	15.6	5.5	(42.3)	11.6
Net income attributable to non-controlling partners	(3.7)	—	(6.8)	—	(3.1)	(3.0)	(1.9)

Net income (loss) attributable to Crestwood Midstream Partners LP	8.0	6.7	10.4	15.6	2.4	(45.3)	9.7
Net income attributable to Class A preferred units	(1.1)	—	(1.1)	—	—	—	—

Net income (loss) attributable to partners	$6.9	$6.7	$9.3	$15.6	$2.4	$(45.3)	$9.7

General partner’s interest in net income	$7.5	$7.8	$15.0	$13.0	$7.5	$7.5	$6.3

Payment to Legacy Crestwood unitholders	$—	$—	$—	$—	$—	$34.9	$—

Limited partners’ interest in net income (loss)	$(0.6)	$(1.1)	$(5.7)	$2.6	$(5.1)	$(87.7)	$3.4

Net income (loss) per limited partner unit:
Basic	$—	$(0.01)	$(0.03)	$0.04	$(0.03)	$(0.50)	$0.02

Diluted	$—	$(0.01)	$(0.03)	$0.04	$(0.03)	$(0.50)	$0.02

Weighted-average limited partners’ units outstanding (in thousands):
Basic	187,998	75,986	187,920	70,352	187,840	175,451	161,575

Diluted	187,998	75,986	187,920	70,352	187,840	175,451	161,575

(a)	Financial data presented for the three and six months ended June 30, 2013 reflects the operations of Legacy Crestwood for the entire period, and the operations of Legacy Inergy Midstream from June 19, 2013 to June 30, 2013. This presentation is required under U.S. Generally Accepted Accounting Principles (“GAAP”). We have also compared second quarter 2014 results to first quarter 2014, fourth quarter 2013 and third quarter 2013 for purposes of providing more meaningful disclosure to investors.

NEWS RELEASE

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CRESTWOOD MIDSTREAM PARTNERS LP (FORMERLY INERGY MIDSTREAM, L.P.)

Selected Balance Sheet Data

(in millions)

	June 30, 2014	December 31, 2013
	(unaudited)
Cash and cash equivalents	$17.3	$2.7

Outstanding debt:
Crestwood Midstream Partners LP
Credit Facility	$412.3	$414.9
2019 Senior Notes	350.0	350.0
Premium on 2019 Senior Notes	1.1	1.2
2020 Senior Notes	500.0	500.0
Fair value adjustment of 2020 Senior Notes	4.3	4.7
2022 Senior Notes	600.0	600.0
Other	3.5	—

Total debt	$1,871.2	$1,870.8

Total partners’ capital	$4,371.7	$4,193.1

Crestwood Midstream Partners LP partners’ capital
Class A preferred units outstanding	12.0	—
Limited partner units outstanding	187.9	187.2

NEWS RELEASE

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CRESTWOOD MIDSTREAM PARTNERS LP (FORMERLY INERGY MIDSTREAM, L.P.)

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended
	2014	2013	2014	2013	March 31, 2014	December 31, 2013	September 30, 2013
EBITDA
Net income (loss)	$11.7	$6.7	$17.2	$15.6	$5.5	$(42.3)	$11.6
Interest and debt expense, net	29.0	12.5	57.1	23.9	28.1	28.0	19.5
Provision (benefit) for income taxes	0.1	0.3	0.8	0.7	0.7	(0.3)	0.3
Depreciation, amortization and accretion	54.9	20.9	105.7	38.3	50.8	48.3	35.1

EBITDA (a)	$95.7	$40.4	$180.8	$78.5	$85.1	$33.7	$66.5
Significant items impacting EBITDA:
Non-cash equity compensation expense	5.2	1.1	9.8	1.7	4.6	9.3	4.8
Gain on long-lived assets	(1.1)	—	(1.6)	—	(0.5)	(1.0)	(4.4)
Goodwill impairment	—	—	—	—	—	—	4.1
Loss on contingent consideration	6.5	—	8.6	—	2.1	31.4	—
Earnings (loss) from unconsolidated affiliates, net	1.5	—	1.6	—	0.1	(0.3)	0.4
Adjusted EBITDA from unconsolidated affiliates	0.4	—	2.1	—	1.7	1.9	0.6
Significant transaction related costs and other items	1.5	4.8	7.3	5.5	5.8	15.9	13.3

Adjusted EBITDA (a)	$109.7	$46.3	$208.6	$85.7	$98.9	$90.9	$85.3

Distributable Cash Flow
Adjusted EBITDA (a)	$109.7	$46.3	$208.6	$85.7	$98.9	$90.9	$85.3
Cash interest expense (b)	(27.2)	(11.4)	(53.5)	(21.8)	(26.3)	(21.9)	(18.6)
Maintenance capital expenditures (c)	(4.7)	(2.0)	(7.4)	(2.9)	(2.7)	(5.0)	(3.7)
(Provision) benefit for income taxes	(0.1)	(0.3)	(0.8)	(0.7)	(0.7)	0.3	(0.3)
Deficiency payment	3.8	—	4.9	—	1.1	—	1.6
Other adjustments	—	—	—	0.1	—	—	—

Distributable cash flow attributable to CMLP (d)	$81.5	$32.6	$151.8	$60.4	$70.3	$64.3	$64.3

(a)	EBITDA is defined as income before income taxes, plus net interest and debt expense, and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest, the impact of certain significant items, such as non-cash equity compensation expenses, gains and impairments of long-lived assets and goodwill, third party costs incurred related to potential and completed acquisitions, loss on contingent consideration, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.
(b)	Cash interest expense is book interest expense less amortization of deferred financing costs plus bond premium amortization.
(c)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(d)	Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, maintenance capital expenditures, income taxes, deficiency payments (primarily related to deferred revenue), and other adjustments. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.

NEWS RELEASE

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CRESTWOOD MIDSTREAM PARTNERS LP (FORMERLY INERGY MIDSTREAM, L.P.)

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended
	2014	2013	2014	2013	March 31, 2014	December 31, 2013	September 30, 2013
EBITDA
Net cash provided by operating activities	$37.3	$34.4	$95.4	$68.5	$58.1	$55.0	$63.0
Net changes in operating assets and liabilities	43.0	(4.8)	50.0	(10.8)	7.0	(3.5)	(10.4)
Amortization of debt-related deferred costs and premiums	(1.8)	(0.9)	(3.6)	(2.0)	(1.8)	(6.1)	(1.0)
Interest and debt expense, net	29.0	12.5	57.1	23.9	28.1	28.0	19.5
Non-cash equity compensation expense	(5.2)	(1.1)	(9.8)	(1.7)	(4.6)	(9.3)	(4.8)
Gain on long-lived assets	1.1	—	1.6	—	0.5	1.0	4.4
Goodwill impairment	—	—	—	—	—	—	(4.1)
Loss on contingent consideration	(6.5)	—	(8.6)	—	(2.1)	(31.4)	—
Earnings (loss) from unconsolidated affiliates, net	(1.5)	—	(1.6)	—	(0.1)	0.3	(0.4)
Deferred income taxes	—	—	(0.5)	—	(0.5)	—	—
Provision (benefit) for income taxes	0.1	0.3	0.8	0.7	0.7	(0.3)	0.3
Other non-cash (income) expense	0.2	—	—	(0.1)	(0.2)	—	—

EBITDA (a)	$95.7	$40.4	$180.8	$78.5	$85.1	$33.7	$66.5
Non-cash equity compensation expense	5.2	1.1	9.8	1.7	4.6	9.3	4.8
Gain on long-lived assets	(1.1)	—	(1.6)	—	(0.5)	(1.0)	(4.4)
Goodwill impairment	—	—	—	—	—	—	4.1
Loss on contingent consideration	6.5	—	8.6	—	2.1	31.4	—
(Earnings) loss from unconsolidated affiliates, net	1.5	—	1.6	—	0.1	(0.3)	0.4
Adjusted EBITDA from unconsolidated affiliates	0.4	—	2.1	—	1.7	1.9	0.6
Significant transaction related costs and other items	1.5	4.8	7.3	5.5	5.8	15.9	13.3

Adjusted EBITDA (a)	$109.7	$46.3	$208.6	$85.7	$98.9	$90.9	$85.3

(a)	EBITDA is defined as income before income taxes, plus net interest and debt expense, and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest, the impact of certain significant items, such as non-cash equity compensation expenses, gains and impairments of long-lived assets and goodwill, third party costs incurred related to potential and completed acquisitions, loss on contingent consideration, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

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CRESTWOOD MIDSTREAM PARTNERS LP (FORMERLY INERGY MIDSTREAM, L.P.)

Segment Data

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2014	2013	2014	2013	2014
Gathering and Processing
Operating revenues	$83.4	$71.1	$162.9	$143.5	$79.5
Costs of product/services sold	17.6	14.0	36.3	27.5	18.7
Operations and maintenance expense	14.7	12.6	28.1	25.6	13.4
Gain on long-lived assets	0.5	—	1.0	—	0.5
Loss on contingent consideration	(6.5)	—	(8.6)	—	(2.1)
Earnings (loss) from unconsolidated affiliate	(0.6)	—	(0.3)	—	0.3

EBITDA	$44.5	$44.5	$90.6	$90.4	$46.1

Storage and Transportation
Operating revenues	$45.4	$5.5	$89.7	$5.5	$44.3
Costs of product/services sold	3.8	0.4	7.0	0.4	3.2
Operations and maintenance expense	4.4	0.6	8.7	0.6	4.3
Gain on long-lived assets	0.6	—	0.6	—	—

EBITDA	$37.8	$4.5	$74.6	$4.5	$36.8

NGL and Crude Services
Operating revenues	$546.9	$3.5	$960.1	$3.5	$413.2
Costs of product/services sold	497.7	0.9	873.9	0.9	376.2
Operations and maintenance expense	13.6	0.2	23.9	0.2	10.3
Loss from unconsolidated affiliate	(0.9)	—	(1.3)	—	(0.4)

EBITDA	$34.7	$2.4	$61.0	$2.4	$26.3

Total Segment EBITDA	$117.0	$51.4	$226.2	$97.3	$109.2
Corporate	(21.3)	(11.0)	(45.4)	(18.8)	(24.1)

EBITDA	$95.7	$40.4	$180.8	$78.5	$85.1

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CRESTWOOD MIDSTREAM PARTNERS LP (FORMERLY INERGY MIDSTREAM, L.P.)

Operating Statistics

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2014	2013	2014	2013	2014
Gathering and Processing (MMcf/d)
Marcellus	584.7	415.0	558.0	396.0	531.0
Barnett rich	174.8	203.9	174.6	207.5	174.3
Barnett dry	264.1	233.9	238.5	235.7	212.7
Fayetteville	102.2	84.6	107.5	83.7	112.8
PRB Niobrara—Jackalope Gas Gathering(a)	44.2	—	48.5	—	52.9
Other	43.2	55.4	44.4	60.9	45.6

Total gathering volumes	1,213.2	992.8	1,171.5	983.8	1,129.3
Processing volumes	190.9	217.3	190.1	220.7	189.4
Compression volumes	470.5	284.4	459.3	277.1	448.0

Storage and Transportation
Storage
Storage capacity, 100% firm contracted (Bcf)	34.8	—	34.8	—	34.8
Firm storage services (MMcf/d)	474.0	—	480.1	—	486.2
Interruptible storage services (MMcf/d)	23.1	—	45.0	—	66.9
Transportation—firm contracted capacity (MMcf/d)	955.0	—	915.0	—	875.0
% of operational capacity contracted	100%	—%	100%	—%	100%
Firm services (MMcf/d)	1,072.0	—	982.7	—	893.3
Interruptible services (MMcf/d)	237.7	—	311.7	—	385.6

NGL and Crude Services
Arrow Midstream
Crude oil (MBbls/d)	55.8	—	50.0	—	44.1
Natural gas (MMcf/d)	29.0	—	24.6	—	20.2
Water (MBbls/d)	19.0	—	15.7	—	12.4
COLT Hub
Rail loading (MBbls/d)	111.6	—	104.8	—	98.1
NGL Storage—capacity (MBbls)	1,500.0	—	1,500.0	—	1,500.0
% of operational capacity contracted	100%	—%	100%	—%	100%

(a)	Represents 50% owned joint venture, operational data reported at 100%.

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CRESTWOOD MIDSTREAM PARTNERS LP (FORMERLY INERGY MIDSTREAM, L.P.)

Full Year 2014 Adjusted EBITDA and Distributable Cash Flow Guidance

Reconciliation to Net Income

(in millions)

(unaudited)

Net income	$90 - $110
Interest and debt expense, net	$120
Depreciation, amortization and accretion	$230

Adjusted EBITDA	$440 - $460
Cash interest expense (a)	$(100)
Maintenance capital expenditures (b)	$(20)

Distributable cash flow attributable to CMLP	$320 - $340

(a)	Cash interest expense is book interest expense less amortization of deferred financing costs plus bond premium amortization.
(b)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.